January 5, 2023

Medical Industries of the Americas Inc.
9454 Wilshire Blvd., Suite #600
Beverly Hills, CA 90212
Attn:
E-mail:

VIA ELECTRONIC MAIL

Re: **Second Amendment to Amended and Restated 15% Senior Secured Convertible Note**

Dear Marc:

Reference is made to that certain Amended and Restated 15% Senior Secured Convertible Note, dated as of June 21, 2022, as further amended pursuant to an amendment dated August 29, 2022 (as so amended, the "**Note**"), among Medical Industries of the America Inc. (the "**Company**"), and Target Capital 6 LLC ("**Target**" and the "**Purchaser**"; and, collectively with the Company, the "**Parties**"). Defined terms used herein but not defined herein shall have the meanings ascribed to such terms in the Note, as applicable.

For good and valuable consideration, the Parties hereby agree as follows.

1. Amendments of Note. The Note is hereby amended to extend the Maturity Date to the earlier of the April 30, 2023 or the occurrence of the Liquidity Event.

Except as set forth herein, all other provisions of the Notes shall remain in full force and effect.

2. Forbearance. Notwithstanding anything contained in that certain Securities Purchase Agreement dated November 23, 2021, between the Company and Target or in the Note, so long as the Company in good faith continues to pursue the initial public offering of its common stock to a primary exchange on or before April 30, 2023, Target agrees that it shall forbear from pursuing any enforcement of any of its potential rights under such documents.

3. Issuance of Shares. In consideration of foregoing, the Company shall issue 200,000 restricted shares of its stock (the "Shares") to Target. The Shares are in addition to the 200,000 shares that were issued to Target pursuant to the first amendment, and will be issued as restricted shares of common stock of the Company, concurrent with the execution of this letter agreement, and shall be registered in the registration statement that the Company is filing in connection with initial public offering of its common stock to a primary exchange so that the Shares will be freely tradeable upon the effectiveness of that registration statement. The Shares will have appropriate reverse stock-split protections.

4. Permitted Indebtedness. The definition of Permitted Indebtedness in the Note shall be increased from $500,000 to $1,000,000 all or a part of which, subject to the approval of Target which shall not be unreasonably withheld, may be on parity with the security interest of Target.

5. No Material Non-Public Information. The Company hereby represents and warrants and covenants to the Purchaser that nothing contained herein or otherwise disclosed to the Purchaser by

the Company connection herewith constitutes material non-public information. As of the date hereof, the Company shall have disclosed all material, non-public information (if any) provided up to the date hereof to the Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Securities and Exchange Commission.

6. No Confidentiality. The Company hereby covenants and agrees that, as of the date hereof, (i) the Purchaser has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents and (ii) the Purchaser has not made any agreement with the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

7. Miscellaneous. This letter agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Very truly yours,

Target Capital 6 LLC

By: ______________________
Name:
Title:

Acknowledged and Agreed:

MEDICAL INDUSTRIES OF THE AMERICAS, INC.

By:
Name:
Title: